UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2018

FlexShopper, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 353-9289

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 8 to Credit Agreement

On August 29, 2018, FlexShopper, Inc. (the “Company”), through a wholly-owned indirect subsidiary (the “Borrower”), entered into Amendment No. 8 (including related documentation, the “Amendment”) to the Credit Agreement originally entered into on March 6, 2015 by and among the Borrower and WE 2014-1, LLC (in its capacity as administrative agent under the Credit Agreement, the “Administrative Agent”), an affiliate of Waterfall Asset Management, LLC (“Waterfall”), and certain other lenders thereunder from time to time (as amended from time to time, the “Credit Agreement”).  The Amendment amended the Credit Agreement to provide that if the Company raises at least $15 million in equity funding (an “Equity Raise”) on or before September 30, 2018, the Scheduled Commitment Termination Date (as defined in the Credit Agreement) will be extended to June 30, 2019 or such later date to be determined by the Administrative Agent in its sole discretion, but not later than February 28, 2021, by notice to the Borrower on or before April 1, 2019; provided, however, if the Equity Raise is not completed on or before September 30, 2018, the Scheduled Commitment Termination Date will be a date determined by the Administrative Agent in its sole discretion (by notice to the Borrower), but in no event earlier than September 30, 2018 or later than June 30, 2019. Proceeds of a successful equity raise on or prior to September 30, 2018 are required to be used to prepay loans under the Credit Agreement in an amount necessary such that the outstanding principal balance thereof is less than or equal to 95% of the Borrowing Base (as defined in the Credit Agreement).

Pursuant to the Amendment, upon the consummation of a successful raising by the Company or its affiliates of equity funding on or prior to September 30, 2018, the Borrower must maintain a reserve amount of $1,000,000, which amount may be withdrawn by the Administrative Agent to pay any amounts not paid by the Borrower when due under the Credit Agreement or, in the discretion of the Administrative Agent, to pay any other commercially reasonable costs or expenses of the Borrower. If any portion of the reserve amount is used in such manner, such reserve will be replenished up to $1,000,000 in connection with the monthly applications of proceeds under the Credit Agreement.

Additionally, the Amendment amended the Credit Agreement to provide that, among other things, (1) if the Company completes the Equity Raise on or before September 30, 2018, the interest rate on loans under the Credit Agreement will be reduced to a low double-digit percentage per annum beginning on February 1, 2019; and (2) certain increased advance rates established by a previous Credit Agreement amendment are extended through September 30, 2018; however, if the Equity Raise has not closed, (a) beginning on September 17, 2018, the advance rate for certain Eligible Leases (as defined in the Credit Agreement) existing prior to the date of the Amendment will be reduced by a low single-digit percentage each week and (b) the advance rate for such Eligible Leases added to the Borrowing Base (as defined in the Credit Agreement) on or after the date of the Amendment shall be a percentage in the mid-nineties.

In connection with the contemplated Equity Raise, Waterfall waived the piggyback registration rights of certain of its investment management clients under that certain Investor Rights Agreement, dated March 6, 2015, with respect to such an offering. Additionally, on August 27, 2018, the Company and B2 FIE V LLC entered into Amendment No. 2 to Investor Rights Agreement (the “Second Amendment to Investor Rights Agreement”), such that the piggyback registration rights under that certain Investor Rights Agreement, dated June 10, 2016, shall not apply to an offering registered on the Company’s Registration Statement on Form S-1 (File No. 333-226823).

Amended and Restated Subordinated Promissory Notes

FlexShopper, LLC, a wholly-owned, direct subsidiary of the Company, previously entered into letter agreements with each of H. Russell Heiser, Jr., the Company’s Chief Financial Officer, and NRNS Capital Holdings LLC (“NRNS”) pursuant to which FlexShopper, LLC issued a subordinated promissory note to each of Mr. Heiser and NRNS (together, the “Notes”). On August 29, 2018, FlexShopper, LLC amended and restated the Notes (the “Amended Notes”) such that (1) the maturity date for the Notes was set at June 30, 2019 and (2) in connection with the completion of the offering described in the Registration Statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission on August 13, 2018, holders of the Notes may elect to convert up to 50% of the outstanding principal of the Notes plus accrued and unpaid interest thereon into shares of the Company’s common stock at a conversion price equal to the price paid to the Company by the underwriters for shares of common stock sold in such offering, net of the underwriting discount.

A copy of Amendment No. 8 to the Credit Agreement, the Second Amendment to Investor Rights Agreement and the Amended Notes are filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference herein. The foregoing descriptions of Amendment No. 8, the Second Amendment to Investor Rights Agreement and the Amended Notes do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1	Amendment No. 8 to Credit Agreement, dated August 29, 2018, between FlexShopper 2, LLC and WE 2014-1, LLC.

10.2	Amendment No. 2 to Investor Rights Agreement, dated August 27, 2018, by and among the Company, B2 FIE V LLC and the other parties thereto.

10.3	Form of Amended and Restated Subordinated Promissory Note issued by FlexShopper, LLC to each of Russ Heiser and NRNS Capital Holdings LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

August 30, 2018	By:	/s/ Brad Bernstein
Brad Bernstein, Chief Executive Officer

3